EXHIBIT 3.1

Microfilm Number                  Filed with the Department of State on
                -----------                                              -------

Entity Number
             --------------
                                          --------------------------------------
                                              Secretary of the Commonwealth

                        Community Independent Bank, Inc.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

          In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1. The name of the corporation is:       Community Independent Bank, Inc.
                                  ---------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


   (a)    201 North Main Street, Bernville, PA 19506         Berks
      --------------------------------------------------------------------------
           Number and Street        City     State             Zip        County

   (b)c/o:
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                   County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it was incorporated is:   Business Corporation
                                                        ------------------------
Law, May 5, 1933, P.L. 364, as amended.
---------------------------------------

4. The date of its incorporation is: 12-31-84

5. (Check, and if appropriate complete, one of the following):

   x The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

  --- The amendment shall be effective on:                 at
                                          -----------------  -------------------
                                                Date                   Hour

6. (Check one of the following):

    x The amendment was adopted by the shareholders (or members) pursuant to 15 --- Pa.C.S. (S) 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. (S) 1914(c).

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as --- follows:

    x The amendment adopted by the corporation is set forth in full in Exhibit --- A attached hereto and made a part hereof.


8. (Check if the amendment restates the Articles):

    x The restated Articles of Incorporation supersede the original Articles --- and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 28th day of March, 1996.

                                       Community Independent Bank, Inc.


                                       By: /s/ Arlan J. Werst
                                          --------------------------------
                                          Arlan J. Werst, President

                                    EXHIBIT A

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                        COMMUNITY INDEPENDENT BANK, INC.
                        --------------------------------


          1.       Name
                   ----

                   The name of the Corporation is:

                                    Community Independent Bank, Inc.

          2.       Registered Office
                   -----------------

                   The location and post office address of its current registered office in the Commonwealth of Pennsylvania is:

                                    201 North Main Street
                                    Bernville, PA 19506

          3.       Incorporation
                   -------------

                   The Corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P.L. 364, as amended).

          4.       Capital Stock
                   -------------

                   The aggregate number of shares which the Corporation shall have authority to issue is 6,000,000 shares, of which 5,000,000 shares shall be common stock, par value $5.00 per share, and 1,000,000 shares shall be preferred stock, par value $5.00 per share.

                   The designations, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

                   (a) Preferred. The Corporation's board of directors (hereafter called "Board of Directors" or "Board") is authorized to adopt at any time, or from time to time, amendments to the Articles of Incorporation with respect to any unissued and/or treasury shares of preferred stock, and thereby to fix or change the division of shares of the preferred stock into classes and/or into series within any class or classes, and to fix or change the determination of the voting rights, designations, preferences, limitations, qualifications, restrictions, special rights and relative rights of the shares of any class or series. The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

                           (i) The number of shares constituting that class or series and the distinctive designation of that class or series;

                           (ii) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                           (iii) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                           (iv) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the Corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (v) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                           (vi) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                           (vii) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

          (b) Common. Each share of common stock shall be entitled to one vote on all matters submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of these Articles of Incorporation, including Articles 5, 8, 9, and 10. The holders of common stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the preferred stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of preferred stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

          (c) Authorization of Board to Set Terms in Respect of Corporation's Securities. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, the Board of Directors may set forth in any security, contract, warrant or other instrument evidencing any shares, option rights, or securities having conversion or option rights, such terms as it deems appropriate including, without limiting the generality of such authority, conditions that preclude or limit any Person (as defined in Article 15) or any transferee(s) (either direct or remote) of the Person from (i) owning or offering to acquire a specified number or percentage of the outstanding common shares, other shares, option rights, securities having conversion or option rights, or obligations of the Corporation or (ii) from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations, and which invalidate any rights or options beneficially owned by such Person or any transferee(s) (either direct or remote) of such Person. This
Article 4 is intended to validate, to the extent permitted by applicable law, the adoption by the Board of Directors of shareholder rights plans or so--called "poison pills," including both call and put "poison pills." Nothing contained herein shall be deemed to limit or restrict the powers of the Board of Directors as provided in the Pennsylvania Business Corporation Law of 1988, as amended, or otherwise in Pennsylvania law.

          5.       No Cumulative Voting
                   --------------------

                   The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors.

          6.       Power of Board to Oppose Certain Transactions
                   ---------------------------------------------

                   A. The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

                   (1) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation.

                   (2) Whether a more favorable price could be obtained for the Corporation's securities in the future.

                   (3) The impact which an acquisition of the Corporation would have on the employees, depositors and customers of the Corporation and any Subsidiary (as defined in Article 15) and the community which they serve.

                   (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the Corporation and its Subsidiaries and the future value of the Corporation's stock.

                   (5) The value of the securities, if any, which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the Corporation or other entity whose securities are being offered.

                   (6) Any antitrust or other legal and regulatory issues that are raised by the offer.

          If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

                   B. If the Board of Directors determines to sell the Corporation or any Subsidiary to a third party, or to merge or consolidate the Corporation or any Subsidiary with a third party, the Board of Directors shall not be legally obligated to create an auction and may negotiate with only one acquirer.

          7.       Personal Liability of Directors and Indemnification
                   ---------------------------------------------------

                   A. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless

                      (1) the director has breached or failed to perform the duties of his office under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended; and

                      (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                   This Article 7(A) shall not apply to a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Pennsylvania Business Corporation Law of 1988, as amended.

                   B. Every person who is or was a director or executive officer of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or executive officer of the Corporation, or of such other Corporation, whether or not he is a director or executive officer of the Corporation or such other Corporation at the time the expenses or liabilities are incurred.

                   C. This Article 7, or any portion thereof, may be changed by a by-law amendment adopted by all of the then members of the Board of Directors, provided that such by-law amendment shall not apply to acts or omissions occurring prior to the adoption of such by-law amendment.

          8.       Limitation on Voting of Certain Persons
                   ---------------------------------------

                   A. Except as permitted by Article 8C, no Person (as hereinafter defined) shall have the right to cast (or to execute written consents with respect to) more than ten percent (10%) of the total votes which all holders of Voting Securities (as hereinafter defined) are entitled to cast at any meeting (whether an annual or special meeting or otherwise) of holders of Voting Securities of any class, regardless of the number of shares or other units of Voting Securities owned by such Person, unless authorized to do so by the Board of Directors and subject to such conditions as the Board of Directors may impose.

                   B. When two or more Persons act together as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding, disposing of or voting shares of stock, or are deemed a "group" for purpose of Section 13(d) of the Securities Exchange Act of 1934 and the regulations thereunder in effect on the date hereof (hereafter called "Section 13(d)," regardless of whether the Corporation is subject to such Act), such partnership, syndicate, association or group shall be deemed to constitute a shareholder group ("Shareholder Group") and shall be considered a single Person.

                   C. The casting of votes by a Person as a proxy holder for other shareholders of the Corporation shall not be counted in computing the 10% limitation set forth in Article 8A to the extent that the proxies so voted were revocable and were secured from other shareholders who are not members of a Shareholder Group which includes such Person. The granting by a holder of Voting Securities of a revocable proxy to a Person shall not in itself cause such holder to be considered a member of a Shareholder Group which includes such Person.

                   D. The Board of Directors' determination of the existence or membership of a Shareholder Group, and of a number of votes any Person or each member of a Shareholder Group is entitled to cast, shall be final and conclusive, absent clear and convincing evidence of bad faith. In the event of a violation of the provisions of this
Article 8, and without prejudice to the Corporation's other rights and remedies (including, but not limited to, seeking injunctive relief and invoking the provisions of Article 10 of these Amended and Restated Articles of Incorporation), the Judges of Election and other appropriate officials at any meeting of holders of Voting Securities are directed not to count votes cast in violation of this Article 8.

          9.       Limitation on Holdings of Certain Persons
                   -----------------------------------------

                   A. No Person (as such term is defined in Article 15) may have Holdings (as such term is defined in Article 9C) that exceed ten percent (10%) of the issued and outstanding Common Stock or other Voting Securities (as such term is defined in Article 15) of the Corporation, except as authorized by the Board of Directors and subject to such conditions as the Board of Directors may impose.

                   B. If any Person acquires Holdings which cause a violation of the restriction contained in this Article 9, the Board of Directors may (1) terminate all voting rights attributable to the Holdings of such Person during the time that this Article 9 is being violated, (2) commence litigation to require to divestiture of such amount of the Holdings so that after such divestiture the Person would no longer be in violation of the restriction contained in this Article 9, or (3) take such other action as is appropriate under the circumstances, including, but not limited to, seeking injunctive relief and invoking the provisions of Article 10 of these Amended and Restated Articles of Incorporation.

                   C. A Person's Holdings, as such term is used in this Article 9, consist of: (1) the Voting Securities which the Person owns of record, (2) the Voting Securities as to which the Person has direct or indirect beneficial ownership (as such term is used in Section 13(d)), and (3) the Voting Securities owned of record or beneficially (as defined in clause (2)) by members of a Shareholder Group (as such term is defined in Article 11) which includes such Person. The Board of Directors' determination of the existence and membership of a Shareholder Group, and of the record and beneficial ownership of Voting Securities of any Person or each member of a Shareholder Group, shall be final and conclusive, absent clear and convincing evidence of bad faith.

          10.      Remedies of Corporation Triggered by Certain Violations
                   -------------------------------------------------------

                   A. In the event of a violation of the provisions of Articles 8 or 9 of these Amended and Restated Articles of Incorporation, the Corporation or one or more individuals or entities designated by the Corporation as its nominee(s), shall (in addition to the Corporation's other rights and remedies) have the right to purchase, at the Corporation's option (which right may be exercised at any time and from time to time), all or any portion of a Person's Holdings (as such terms are defined in Articles 15 and

9, respectively) that exceed ten percent (10%) of the issued and outstanding Voting Securities (as such term is defined in Article 15). The exercise of the Corporation's purchase option shall be evidenced by a resolution (the "Resolution") of the Board of Directors, certified by the Secretary or any Assistant Secretary of the Corporation. The Resolution shall specify (among other things): (1) the name and address of the Person (as such term is defined in Article 15) whose Voting Securities are being purchased; (2) the total number of shares or other units of Voting Securities to be purchased from each Person;
(3) the date on which the Voting Securities are to be purchased (the "Purchase Date"), which Purchase Date shall not be less than twenty (20) days nor more than sixty (60) days after the date of the adoption of the Resolution (the "Resolution Date"); (4) the purchase price for the Voting Securities (the "Purchase Price") being purchased from each Person (as computed under the provisions of Article 10G); (5) the title of the account in which the Purchase Price is to be deposited (as provided in Article 10C) and the address of the bank (which bank may be a Subsidiary, as such term is defined in Article 15) in which said account (the "Account") is located; and (6) the name of the official (the "Bank Official") to whom certificates for the Voting Securities being purchased, properly endorsed in blank for transfer, and an irrevocable proxy are to be delivered (as provided in Article 10C). In the event the Corporation appoints one or more nominees to exercise all or any portion of the purchase option, the Resolution shall further specify: (1) the name or names of the nominee(s) and (2) the number of shares or other units of Voting Securities that the nominees or each nominee is being given the right to purchase.

                   B. The Corporation shall prepare and give to such Person whose Voting Securities are being purchased, not later than ten (10) days after the Resolution Date, a notice (the "Notice") which shall state the fact that the Voting Securities owned by the Person are being purchased pursuant to this
Article 10. Included with the Notice shall be a copy of the Resolution authorizing the purchase of the Person's Voting Securities, as provided in
Article 10A. The Notice shall be deemed given if it is personally delivered or is mailed to the Person whose Voting Securities are being purchased, at the address for the Person on the records of the Corporation, by registered or certified United States mail, postage prepaid, return receipt requested.

                   C. On or prior to the Purchase Date, the Corporation or the Corporation's nominee(s), if any were designated, shall deposit the Purchase Price (as computed under the provisions of Article 10G) into the Account. The terms of the Account shall be such as to allow the Person whose Voting Securities are purchased to withdraw the funds in the Account and any interest earned thereupon, upon the delivery to the Bank Official of the following items:
(1) the certificates for the Voting Securities being purchased, properly endorsed in blank for transfer (with signatures guaranteed by a financial institution or brokerage firm acceptable to the Corporation), and (2) an irrevocable proxy giving the purchaser or respective purchasers of the Voting Securities severally, as the case may be (hereafter called the "Purchaser(s)"), the exclusive right to vote the Voting Securities purchased in the name, place and stead of the holders thereof.

                   D. If, on or prior to the Purchase Date, the Purchase Price has been deposited into the Account and if, on the Purchase Date, certificates for all of the Voting Securities being purchased as designated in the Resolution are not delivered to the Bank Official, properly endorsed in blank for transfer (with signatures guaranteed), together with the aforesaid irrevocable proxy, then, effective on the Purchase Date, (1) all of the Voting Securities being purchased as designated in the Resolution which are not so delivered with an irrevocable proxy shall be deemed automatically assigned and transferred to the respective Purchaser(s) (whether such Purchaser(s) are the Corporation or its nominee(s), or both), (2) the Corporation shall mark its records to indicate that the certificates for the Voting Securities which have been purchased have been canceled, (3) the Corporation shall issue new certificates to the respective Purchaser(s) and (4) the respective Purchaser(s) shall be deemed to have received an irrevocable proxy granting to the respective Purchaser(s) the right to vote all of the Voting Securities purchased in the name, place, and stead of the holders thereof. Every holder of Voting Securities hereby authorizes and appoints the Secretary or any Assistant Secretary of the Corporation as the holder's agent and attorney-in-fact to make assignments and transfers on the Corporation's books and to execute any proxy on behalf of the holder as provided herein.

                   E. If, for any reason (and regardless of whether the Corporation formally revokes the Resolution), the Corporation or the Corporation's nominee(s) do not deposit the Purchase Price as provided in
Article 10C, the Resolution shall be deemed revoked and of no force or effect. In such case, the holder of the Voting Securities to be purchased shall have no legal right against the Corporation or its nominee(s) for the Purchase Price or any other legal or equitable claim by reason of the revocation of the Resolution or otherwise. Nothing contained herein shall prevent the Corporation or its nominee(s) from thereafter exercising the purchase option with respect to such holder or any member of a Shareholder Group (as such term is defined in Article
8) which includes such holder upon the adoption of a new Resolution pursuant to this Article 10, regardless of the fact that a prior Resolution was revoked.

                   F. In the event the Board of Directors determines that a Shareholder Group (as such term is defined in Article 8) exists with Holdings (as such term is defined in Article 9) in excess of 10% of the issued and outstanding Voting Securities, the purchase option need not be exercised proportionately as to the Holdings of all members of the Shareholder group and may be exercised as to any one or more or all members of the Shareholder Group, as the Board of Directors shall determine.

                   G. The Purchase Price shall equal the number of shares or other units of Voting Securities being purchased multiplied as follows: (1) if, during the period beginning sixty-five (65) trading days prior to the Resolution Date and ending five (5) trading days prior to the Resolution Date (such sixty
(60) trading days being hereafter called the "Measurement Period"), the class of Voting Securities to be purchased is listed on or admitted to unlisted trading privileges on a national securities exchange or on the NASDAQ Stock Market, by the mean average of the per share closing sale prices for such Voting Securities during the Measurement Period on the national securities exchange or on the NASDAQ Stock Market with the largest trading volume on which such security is then listed or admitted to unlisted trading privileges; (2) if, during the Measurement Period, the class of Voting Securities to be purchased is not listed or admitted to unlisted trading privileges on any national securities exchange or on the NASDAQ Stock Market, by the mean average of the per share closing bid prices for such Voting Securities during the Measurement Period in the over-the-counter market; (3) if, during the Measurement Period, the class of Voting Securities to be purchased is not listed or admitted to unlisted trading privileges on any national securities exchange or the NASDAQ Stock Market and no bid price is quoted for such Voting Securities in the over-the-counter market, but such Voting Securities are convertible into another class of securities ("Converted Securities") which is so listed, traded or quoted, the Purchase Price of such Voting Securities shall be calculated as if Converted Securities were being purchased hereunder; (4) if, during the Measurement Period, neither the class of Voting Securities to be purchased, nor any class of securities into which such Voting Securities are convertible, is listed on or admitted to unlisted trading privileges on a national securities exchange or on the NASDAQ Stock Market and no bid price is quoted in the over-the-counter market, by the lower of (a) the last sale price prior to the Resolution Date or (b) the per share or other unit book value of such Voting Security as of the last day of the calendar quarter which immediately precedes the Resolution Date. The Corporation shall retain the independent public accounting firm regularly retained by the Corporation, or any other firm of independent public accountants selected by the Board of Directors, to compute the Purchase Price. The accounting firm's computation of the Purchase Price shall be final and conclusive, absent clear and convincing evidence of bad faith. The term "trading day" shall refer to a day in which there is trading of stock on the New York Stock Exchange or NASDAQ. Notwithstanding the foregoing, with respect to Voting Securities, if and to the extent the Resolution Date occurs within one year after the Voting Securities were acquired by the shareholder, or if and to the extent that the Resolution Date occurs within one year after the earliest of (i) the date of public disclosure of such Person's acquisition of such Voting Securities, or (ii) the date on which the Board of Directors was first notified in writing of such Person's acquisition of such Voting Securities, the Purchase Price shall in no event exceed the direct cost incurred by the holder to purchase such Voting

Securities (excluding legal, accounting, brokerage, investment, advisory, interest, points or other carrying charges, or indirect costs, whether or not similar to the foregoing).

          lb.      Removal of Directors
                   --------------------

                   (a) Removal by Shareholders

                   The entire Board of Directors, or a class of the Board, if the Board is classified with respect to the power to elect directors, or any individual director, may be removed from office by the shareholders only for cause (as defined herein) and only with the vote of shareholders entitled to cast at least seventy-five percent (75%), or such higher percentage as may be required by law, of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors. The term "cause," as used herein, shall refer only to one of the following events: (1) conviction of the director of a felony; (2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust which is proved by clear and convincing evidence to have been committed in bad faith.

                   (b)     Removal by Board of Directors

                   The Board of Directors may, without shareholder approval, declare vacant the office of any director for any proper cause (whether or not similar to those listed in subparagraph (a) above) including, but not limited to, conflict of interest or other breach of fiduciary duty, default on a loan, or unacceptability of the director to bank regulatory authorities as a director of a bank subsidiary of the Corporation.

          12.      Subchapters E, G, H, I and J
                   ----------------------------

                   Subchapters E, G, H, I and J of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to this Corporation.

          13.      Amendment to Articles or Bylaws
                   -------------------------------

                   Any amendment to these Amended and Restated Articles of Incorporation or to the Bylaws of the Corporation which is proposed by shareholders, and which has not previously received the approval of the Board of Directors, shall require for adoption the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast thereon, in addition to any other approval which is required by law, these Amended and Restated Articles of Incorporation, the Bylaws of the Corporation or otherwise.

     14.  Severability
          ------------

          In the event that all, some or any part of any provision contained in this Amended and Restated Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of this Amended and Restated Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of the Amended and Restated Articles of Incorporation. If and to the extent that any provision contained in this Amended and Restated Articles of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.

     15.  Definitions
          -----------

          As used herein, the term "Person" shall mean any individual, partnership, corporation, group or other entity (other than the Corporation or any Subsidiary as defined below for itself or as a fiduciary for customers, or a trustee holding Voting Securities for the benefit of the employees of the Corporation or its Subsidiaries or any one of them, pursuant to one or more employee benefit plans or arrangements sponsored by the Corporation or any Subsidiary). A "Shareholder Group," as defined in Article 8, is considered a single "Person."

     As used herein, the term "Subsidiary" shall mean any corporation of which the Corporation owns fifty percent (50%) or more of any class of securities entitled to vote in the election of directors, either directly or indirectly, through one or more other corporations.

     As used herein, the term "Voting Securities" refers to all outstanding securities of the Corporation entitled to vote (whether in the election of directors or otherwise).

     The use of the masculine gender shall include the feminine and neuter genders, as the case may be.

     16.  Headings
          --------

          Article headings and the ordering of paragraphs are for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of this Amended and Restated Articles of Incorporation.